UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2011
AMERICAN REPROGRAPHICS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 500-0225
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 14, 2011, American Reprographics Company’s (the “Company”) announced that Jonathan R. Mather, the Company’s Chief Financial Officer, has chosen not to relocate to Northern California in connection with the Company’s consolidation initiatives, including relocation of the Company’s corporate finance and accounting functions within the Company’s executive offices in Walnut Creek, California and intends to retire from the Company in the near future. Mr. Mather will continue in his position during such time as is necessary to ensure a smooth transition to a new Chief Financial Officer of the Company.
(c) On April 14, 2011, the Company also announced that Jorge Avalos, 35, was appointed Chief Accounting Officer/Vice President Finance of the Company on April 14, 2011 in connection with the relocation of the Company’s corporate finance and accounting functions within the Company’s executive offices in Walnut Creek, California. Mr. Avalos joined the Company in June 2006 as the Company’s Director of Finance and became the Company’s Corporate Controller in December 2006 and Vice President, Corporate Controller in December 2010. From March 2005 through June 2006, Mr. Avalos was employed with Vendare Media Group, an online network and social media company, as its controller. From September 1998 through March 2005, Mr. Avalos was employed with PricewaterhouseCoopers LLP, a global professional services firm focusing on audit and assurance, tax and advisory services, and left as an assurance manager.
The Company entered into an executive employment with Mr. Avalos (the “Employment Agreement”), in connection with Mr. Avalos’ appointment as the Company’s Chief Accounting Officer/Vice President Finance, effective April 14, 2011 through and including April 14, 2014. Under the Employment Agreement, Mr. Avalos is entitled to receive an annual base salary of $260,000 and an annual incentive bonus of up to $150,000, payable in cash. In addition, the Employment Agreement provides that Mr. Avalos is entitled to receive severance benefits in the event of specified termination events, including payment of twelve months base salary and accelerated vesting of outstanding equity awards. The foregoing summary of the Employment Agreement is not a complete description of the terms of such agreement and is qualified by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
On April 14, 2011, in connection with Mr. Avalos’ appointment as Chief Accounting Officer/Vice President Finance, the Compensation Committee approved a grant of 15,000 shares of restricted stock to Mr. Avalos, at a price per share of $9.94, which was the closing price of the Company’s common stock on the New York Stock Exchange on the date the restricted stock was granted. Assuming Mr. Avalos’ continued employment with the Company, the shares of restricted stock will vest 25% on each of the first four anniversaries of the date of grant. The grant is also subject to the terms of the Company’s standard form of restricted stock award agreement under its 2005 Stock Plan, as amended.
A copy of the press release relating to the Company’s consolidation initiatives is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated April 14, 2011, by and between American Reprographics Company and Jorge Avalos
99.1	American Reprographics Company Press Release dated April 14, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2011	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated April 14, 2011, by and between American Reprographics Company and Jorge Avalos
99.1	American Reprographics Company Press Release dated April 14, 2011